Exhibit 99.1

JAMES RIVER ANNOUNCES FOURTH QUARTER 2025 RESULTS

Chapel Hill, NC, March 2, 2026 - James River Group Holdings, Inc. ("James River" or the "Company") (NASDAQ: JRVR) today reported the following results for the fourth quarter 2025 as compared to the same period in 2024:

	Three Months Ended December 31,		Three Months Ended December 31,
($ in thousands, except for share data)	2025	per diluted share	2024	per diluted share
Net income (loss) from continuing operations available to common shareholders	$30,150	$0.53	$(92,669)	$(2.25)
Net loss from discontinued operations[1]	(46)	$—	(1,372)	$(0.03)
Net income (loss) available to common shareholders	30,104	$0.53	(94,041)	$(2.28)
Adjusted net operating income (loss)[2]	15,962	$0.30	(40,803)	$(0.99)
Unless specified otherwise, all underwriting performance ratios presented herein are for our continuing operations and business not subject to retroactive reinsurance accounting.

2025 Highlights2:
•Full year combined ratio of 96.6%.
•General and administrative expenses down 9% compared to 2024.
•Tangible common equity per share of $8.94 grew 34% since December 31, 2024.
•Adjusted net operating return on tangible common equity of 15.3%.
•Company completed its redomicile from Bermuda to Delaware on November 7, 2025.
Fourth Quarter Highlights2:
▪Net income available to common shareholders of $30.1 million includes the one-time tax expense benefit of $14.1 million related to the Company's redomicile.
▪Combined ratio of 94.1% as compared to 155.1% in the prior year quarter. Underwriting profit of $8.6 million as compared to a loss of $58.1 million in the prior year quarter.
▪Expense ratio of 29.2% as compared to 43.7% in the prior year quarter.
▪Excess and Surplus (“E&S”) segment combined ratio of 86.0% as compared to 159.8% in the prior year quarter.
1 The Company closed the sale of JRG Reinsurance Company Ltd. on April 16, 2024. As a result, the full financials for our former Casualty Reinsurance segment have been classified to discontinued operations for all periods.
2 Adjusted net operating income (loss), tangible common equity per share, adjusted net operating return on tangible common equity and underwriting profit are non-GAAP financial measures. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

-MORE-

JRVR Announces Fourth Quarter 2025 Results

Chief Executive Officer Frank D'Orazio commented, "Throughout 2025, our Company remained disciplined and focused on creating value for our shareholders, and our fourth-quarter results reflect the tangible momentum created by that work. The strategic actions, underwriting changes, and focus on smaller insureds that we have driven over the past few years have strengthened our organization while improving our profitability and operational efficiency. This year's results provide a strong foundation to build upon for 2026 as we continue to pursue compelling opportunities across the E&S market."

E&S Segment Highlights2:
•Net earned premium of $140.9 million for the quarter and $559.5 million for the year, an increase of 61.5% and 9.2% respectively from the prior year periods.
•Gross written premium for the segment declined 5% for full-year 2025 and 14.5% compared to the prior year periods driven by a continued focus on smaller profitable accounts (average premium per policy down 10% year over year) and a reduction of risks outside of our underwriting appetite.
•Underwriting profit of $19.7 million represents the best quarterly result for the segment since 2022.
•4% total growth for new and renewal submissions compared to the prior year period.
Fourth Quarter 2025 Operating Results
•Gross written premium of $262.7 million, consisting of the following:

	Three Months Ended December 31,
($ in thousands)	2025	2024	% Change
Excess and Surplus Lines	$239,517	$280,287	(15)%
Specialty Admitted Insurance	23,162	78,005	(70)%
	$262,679	$358,292	(27)%

•Net written premium of $142.1 million, consisting of the following:

	Three Months Ended December 31,
($ in thousands)	2025	2024	% Change
Excess and Surplus Lines	$140,693	$99,684	41%
Specialty Admitted Insurance	1,443	14,307	(90)%
	$142,136	$113,991	25%
-MORE-

JRVR Announces Fourth Quarter 2025 Results

•Net earned premium of $147.3 million, consisting of the following:

	Three Months Ended December 31,
($ in thousands)	2025	2024	% Change
Excess and Surplus Lines	$140,917	$87,275	61%
Specialty Admitted Insurance	6,409	18,311	(65)%
	$147,326	$105,586	40%

•Pre-tax favorable (unfavorable) reserve development by segment on business not subject to retroactive reinsurance accounting was as follows:

	Three Months Ended December 31,
($ in thousands)	2025	2024
Excess and Surplus Lines	$4,959	$(8,943)
Specialty Admitted Insurance	(3,119)	—
	$1,840	$(8,943)

•The Company experienced $1.8 million of net favorable reserve development in the fourth quarter of 2025. This included $5.0 million of net favorable reserve development from the E&S segment and ($3.1) million of net unfavorable reserve development from the Specialty Admitted segment. There remains $23.6 million of aggregate limit on the adverse development reinsurance contract with Cavello Bay ("E&S Top Up ADC"). The Company does not have a retention on the E&S Top Up ADC which covers the majority of the E&S segment's reserves for accident years 2023 and prior. The Company continues to observe lower frequency and incurred losses on recent accident years.
•The consolidated expense ratio was 29.2% for the fourth quarter of 2025, a decrease overall compared to 43.7% from the prior year quarter. Compared to the prior year quarter, a reduction of general and administrative expenses from both E&S (down 13%) and Specialty Admitted (down 44%) principally drove the improvement as headcount reductions and other operating efficiencies contributed to reductions across compensation, taxes, and insurance. The expense ratio improvement was also a result of higher net earned premium in E&S during the fourth quarter compared to 2024 due to ceded premium costs associated with the E&S Top Up ADC.
Investment Results
Net investment income of $21.0 million declined just below $1.0 million from the prior year quarter. Fixed income securities generated higher net investment income stemming from an increase in "A" rated structured securities added during 2025, as we invested cash accumulated during the 2024 strategic actions. The fixed maturity outperformance was offset by lower average market yields within the Company's bank loan portfolio as well as lower income from the common stock portfolio which was deliberately reduced. Private investments generated $1.0 million in income driven by positive performance in private credit investments, but offset by lower income earned by the portfolio's private equity positions compared to the prior year quarter.
-MORE-

JRVR Announces Fourth Quarter 2025 Results

The Company’s net investment income consisted of the following:

	Three Months Ended December 31,
($ in thousands)	2025	2024	% Change
Private Investments	977	1,334	(27)%
All Other Investments	20,020	20,628	(3)%
Total Net Investment Income	$20,997	$21,962	(4)%

The Company’s annualized gross investment yield on average fixed maturity, bank loan and equity securities for the three months ended December 31, 2025 was 4.6% (versus 4.7% for the three months ended December 31, 2024), driven primarily by lower market yields in the bank loan portfolio.
Net realized and unrealized losses on investments of $2.2 million for the twelve months ended December 31, 2025 compared to net realized and unrealized gains on investments of $3.6 million in the prior year period and were driven primarily by realized losses within the bank loan portfolio as the portfolio was defensively rebalanced following the tariff announcements in the spring of 2025.
Taxes
On November 7, 2025, the Company redomiciled from Bermuda to Delaware. The Company recognized a one-time income tax benefit of $14.1 million related to interest expense deduction in connection with the redomicile. Going forward, the move to Delaware is expected to lower the effective tax rate closer to the U.S. statutory rate, as certain company expenses previously incurred in Bermuda are expected to be eligible to receive a U.S. tax deduction in future periods.

Capital Management
The Company announced that its Board of Directors declared a cash dividend of $0.01 per share of common stock. This dividend is payable on March 31, 2026 to all shareholders of record as of March 13, 2026.
Tangible Common Equity
Shareholders' equity of $538.2 million on December 31, 2025 increased 16.8% compared to $460.9 million on December 31, 2024. Tangible common equity3 of $411.0 million on December 31, 2025 increased 34.9% from $304.6 million on December 31, 2024. Other comprehensive income was $4.3 million during the fourth quarter of 2025, improving accumulated other comprehensive loss to ($34.7) million due to the continued decline in interest rates.
3 Tangible common equity is a non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.
-MORE-

JRVR Announces Fourth Quarter 2025 Results

Conference Call
James River will hold a conference call to discuss its fourth quarter results tomorrow, March 3, 2026 at 8:30 a.m. Eastern Time. Investors may access the conference call by dialing (800) 715-9871, Conference ID 6910670, or via the internet by visiting https://jrvrgroup.com and clicking on the “Investor Relations” link. A webcast replay of the call will be available by visiting the company website.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as believe, expect, seek, may, will, should, intend, project, anticipate, plan, estimate, guidance or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and uncertainties, they include, among others, the following: the inherent uncertainty of estimating loss and loss adjustment expense reserves and the possibility that incurred losses and loss adjustment expenses may be greater than our estimate used to compute loss and loss adjustment expense reserves included in the financial statements; inaccurate estimates and judgments in our risk management may expose us to greater risks than intended; downgrades in the financial strength rating or outlook of our regulated insurance subsidiaries impacting our competitive position and ability to attract and retain insurance business that our subsidiaries write and ultimately our financial condition and triggering a default on our credit facility; the potential loss of key members of our management team or key employees, and our ability to attract and retain personnel; adverse economic and competitive factors resulting in the sale of fewer policies than expected or an increase in the frequency or severity of claims, or both; the impact of a higher than expected inflationary environment on our reserves, loss adjustment expenses, the values of our investments and investment returns, and our compensation expenses; exposure to credit risk, interest rate risk and other market risk in our investment portfolio and our reinsurers; reliance on a select group of brokers and agents for a significant portion of our business and the impact of our potential failure to maintain such relationships; reliance on a select group of customers for a significant portion of our business and the impact of our potential failure to maintain, or decision to terminate, such relationships; our ability to obtain insurance and reinsurance coverage at prices and on terms that allow us to transfer risk, adequately protect our Company against financial loss and that supports our growth plans; losses resulting from reinsurance counterparties failing to pay us on reinsurance claims, insurance companies with whom we have a fronting arrangement failing to pay us for claims, or a former customer with whom we have an indemnification arrangement failing to perform its reimbursement obligations, and our potential inability to demand or maintain adequate collateral to mitigate such risks; the inherent uncertainty of estimating reinsurance recoverable on unpaid losses and the possibility that reinsurance may be less than our estimate of reinsurance recoverable on unpaid losses; inadequacy of premiums we charge to compensate us for our losses incurred; changes in laws or government regulation, including tax or insurance laws and regulations; changes in U.S. tax laws (including associated regulations) and the interpretation of certain provisions applicable to insurance/reinsurance businesses with U.S. and non-U.S. operations, which may be retroactive
-MORE-

JRVR Announces Fourth Quarter 2025 Results

and could have a significant effect on us including, among other things, by potentially increasing our tax rate, as well as on our shareholders; a failure of any of the loss limitations or exclusions we utilize in our insurance products to shield us from unanticipated financial losses or legal exposures, or other liabilities; losses from catastrophic events, such as natural disasters and terrorist acts, which substantially exceed our expectations and/or exceed the amount of reinsurance we have purchased to protect us from such events; potential effects on our business of emerging claim and coverage issues; the potential impact of internal or external fraud, operational errors, systems malfunctions or cyber security incidents; our ability to manage our growth effectively; failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act of 2002, as amended; changes in our financial condition, regulations or other factors that may restrict our subsidiaries’ ability to pay us dividends; an adverse result in any litigation or legal proceedings we are or may become subject to; and inability to generate taxable income and execute tax planning strategies which could adversely impact our ability to recognize deferred tax assets at the level reflected on our balance sheet. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those in the forward-looking statements, is contained in our filings with the U.S. Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
Non-GAAP Financial Measures
In presenting James River Group Holdings, Inc.’s results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). Such measures, including underwriting (loss) profit, adjusted net operating (loss) income, tangible equity, tangible common equity, and adjusted net operating return on tangible equity (which is calculated as annualized adjusted net operating income divided by the average quarterly tangible equity balances in the respective period), are referred to as non-GAAP measures. These non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those measures determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included at the end of this press release.
About James River Group Holdings, Inc.
James River Group Holdings, Inc. is a holding company that owns and operates a group of specialty insurance companies. The Company operates in two specialty property-casualty insurance segments: Excess and Surplus Lines and Specialty Admitted Insurance. Each of the Company’s regulated insurance subsidiaries are rated “A-” (Excellent) by A.M. Best Company.
Visit James River Group Holdings, Inc. on the web at https://jrvrgroup.com
For more information contact:
Bob Zimardo
SVP, Investments and Investor Relations
InvestorRelations@james-river-group.com
-MORE-

JRVR Announces Fourth Quarter 2025 Results

James River Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet Data (Unaudited)

($ in thousands, except for share data)	December 31, 2025	December 31, 2024
ASSETS
Invested assets:
Fixed maturity securities, available-for-sale, at fair value	$1,404,774	$1,189,733
Equity securities, at fair value	73,092	86,479
Bank loan participations, at fair value	155,138	142,410
Short-term investments	0	97,074
Other invested assets	64,152	36,700
Total invested assets	1,697,156	1,552,396

Cash and cash equivalents	260,941	362,345
Restricted cash equivalents (a)	8,481	28,705
Accrued investment income	12,744	10,534
Premiums receivable and agents’ balances, net	153,638	243,882
Reinsurance recoverable on unpaid losses, net	2,026,110	1,996,913
Reinsurance recoverable on paid losses	118,243	101,210
Deferred policy acquisition costs	31,286	30,175
Goodwill and intangible assets	213,918	214,281
Other assets	337,413	466,635
Total assets	$4,859,930	$5,007,076

LIABILITIES AND SHAREHOLDERS’ EQUITY
Reserve for losses and loss adjustment expenses	$3,099,418	$3,084,406
Unearned premiums	447,644	572,034
Funds held (a)	7,485	25,157
Deferred reinsurance gain	86,720	57,970
Senior debt	225,800	200,800
Junior subordinated debt	104,055	104,055
Accrued expenses	31,006	53,178
Other liabilities	186,534	315,446
Total liabilities	4,188,662	4,413,046

Series A redeemable preferred shares	133,115	133,115
Total shareholders’ equity	538,153	460,915
Total liabilities, Series A redeemable preferred shares, and shareholders’ equity	$4,859,930	$5,007,076

Tangible equity (b)	$544,070	$437,719
Tangible equity per share (b)	$9.15	$7.40
Tangible common equity per share (b)	$8.94	$6.67
Shareholders' equity per share	$11.71	$10.10
Common shares outstanding	45,968,584	45,644,318

(a) Restricted cash equivalents and the funds held liability includes funds posted by the Company to a trust account for the benefit of a third party administrator handling the claims on the Rasier commercial auto policies in run-off. Such funds held in trust secure the Company's obligations to reimburse the administrator for claims payments, and are primarily sourced from the collateral posted to the Company by Rasier and its affiliates to support their obligations under the indemnity agreements and the loss portfolio transfer reinsurance agreement with the Company.

(b) See “Reconciliation of Non-GAAP Measures”
-MORE-

JRVR Announces Fourth Quarter 2025 Results

James River Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Income Statement Data (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
($ in thousands, except for share data)	2025	2024	2025	2024
REVENUES
Gross written premiums	$262,679	$358,292	$1,172,319	$1,431,772
Net written premiums	142,136	113,991	568,815	580,854

Net earned premiums	147,326	105,586	600,288	600,196
Net investment income	20,997	21,962	83,440	93,089
Net realized and unrealized gains (losses) on investments	(1,711)	(2,803)	(2,195)	3,625
Other income	1,135	1,968	6,081	10,716
Total revenues	167,747	126,713	687,614	707,626
EXPENSES
Losses and loss adjustment expenses (a)	93,534	144,560	427,204	554,374
Other operating expenses	43,372	47,068	183,964	193,198
Other expenses	227	1,563	2,002	6,145
Interest expense	5,968	5,709	23,538	24,666
Intangible asset amortization and impairment	91	91	363	363
Total expenses	143,192	198,991	637,071	778,746
Income (loss) from continuing operations before income taxes	24,555	(72,278)	50,543	(71,120)
Income tax (benefit) expense on continuing operations	(7,564)	(8,883)	723	(7,634)
Net income (loss) from continuing operations	32,119	(63,395)	49,820	(63,486)
Net loss from discontinued operations	(46)	(1,372)	(2,393)	(17,634)
NET INCOME (LOSS)	$32,073	$(64,767)	$47,427	$(81,120)
Dividends on Series A preferred shares	(1,969)	(29,274)	(7,876)	(37,149)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$30,104	$(94,041)	$39,551	$(118,269)
ADJUSTED NET OPERATING INCOME (LOSS) (b)	$15,962	$(40,803)	$54,140	$(41,503)

INCOME (LOSS) PER COMMON SHARE
Basic
Continuing operations	$0.66	$(2.25)	$0.91	$(2.60)
Discontinued operations	$0.00	$(0.03)	$(0.05)	$(0.46)
	$0.66	$(2.28)	$0.86	$(3.06)
Diluted (c)
Continuing operations	$0.53	$(2.25)	$0.83	$(2.60)
Discontinued operations	$0.00	$(0.03)	$(0.04)	$(0.46)
	$0.53	$(2.28)	$0.79	$(3.06)

ADJUSTED NET OPERATING INCOME (LOSS) PER COMMON SHARE
Basic	$0.35	$(0.99)	$1.18	$(1.07)
Diluted (c)	$0.30	$(0.99)	$1.03	$(1.07)

Weighted-average common shares outstanding:
Basic	46,008,023	41,237,480	45,968,359	38,685,003
Diluted	60,105,097	41,237,480	60,013,622	38,685,003
Cash dividends declared per common share	$0.01	$0.01	$0.04	$0.16

Ratios:
Loss ratio	64.9%	111.4%	66.4%	86.2%
Expense ratio (d)	29.2%	43.7%	30.2%	31.4%
Combined ratio	94.1%	155.1%	96.6%	117.6%
Accident year loss ratio (e)	65.0%	65.6%	65.3%	66.2%

-MORE-

JRVR Announces Fourth Quarter 2025 Results

(a) Losses and loss adjustment expenses include $2.1 million of benefit and $28.8 million of expense for deferred retroactive reinsurance gains for the three and twelve months ended December 31, 2025, respectively ($27.0 million and $37.2 million of expense in the respective three and twelve month prior year periods).

(b) See "Reconciliation of Non-GAAP Measures".
(c) The outstanding Series A preferred shares were dilutive for the three and twelve months ended December 31, 2025. Dividends on the Series A preferred shares were added back to the numerator in the calculation and 13,521,634 shares of common stock from an assumed conversion of the Series A preferred shares were included in the denominator.

(d) Calculated with a numerator comprising other operating expenses less gross fee income (in specific instances when the Company is not retaining insurance risk) included in “Other income” in our Condensed Consolidated Income Statements of $303,000 and $2.4 million for the three and twelve months ended months ended December 31, 2025, respectively ($926,000 and $4.6 million in the respective prior year periods), and a denominator of net earned premiums.

(e) Ratio of losses and loss adjustment expenses for the current accident year, excluding development on prior accident year reserves, to net earned premiums for the current year (excluding ceded earned premium associated with adverse development covers covering prior accident years and net earned premium adjustments on certain reinsurance treaties with reinstatement premiums associated with prior years).
-MORE-

JRVR Announces Fourth Quarter 2025 Results

James River Group Holdings, Inc. and Subsidiaries
Segment Results

EXCESS AND SURPLUS LINES

	Three Months Ended December 31,			Twelve Months Ended December 31,
($ in thousands)	2025	2024	% Change	2025	2024	% Change
Gross written premiums	$239,517	$280,287	(14.5)%	$963,035	$1,017,029	(5.3)%
Net written premiums	$140,693	$99,684	41.1%	$544,124	$508,445	7.0%

Net earned premiums	$140,917	$87,275	61.5%	$559,490	$512,237	9.2%
Losses and loss adjustment expenses excluding retroactive reinsurance	(86,377)	(103,327)	(16.4)%	(358,074)	(448,714)	(20.2)%
Underwriting expenses	(34,866)	(36,166)	(3.6)%	(141,944)	(140,978)	0.7%
Underwriting profit (loss) (a)	$19,674	$(52,218)	—	$59,472	$(77,455)	—

Ratios:
Loss ratio	61.3%	118.4%		64.0%	87.6%
Expense ratio	24.7%	41.4%		25.4%	27.5%
Combined ratio	86.0%	159.8%		89.4%	115.1%
Accident year loss ratio (b)	63.6%	64.1%		63.5%	64.3%

(a) See "Reconciliation of Non-GAAP Measures".
(b) Ratio of losses and loss adjustment expenses for the current accident year, excluding development on prior accident year reserves, to net earned premiums for the current year (excluding ceded earned premium associated with adverse development covers covering prior accident years and net earned premium adjustments on certain reinsurance treaties with reinstatement premiums associated with prior years).

SPECIALTY ADMITTED INSURANCE

	Three Months Ended December 31,			Twelve Months Ended December 31,
($ in thousands)	2025	2024	% Change	2025	2024	% Change
Gross written premiums	$23,162	$78,005	(70.3)%	$209,284	$414,743	(49.5)%
Net written premiums	$1,443	$14,307	(89.9)%	$24,691	$72,409	(65.9)%

Net earned premiums	$6,409	$18,311	(65.0)%	$40,798	$87,959	(53.6)%
Losses and loss adjustment expenses	(9,233)	(14,264)	(35.3)%	(40,380)	(68,423)	(41.0)%
Underwriting expenses	(790)	(3,186)	(75.2)%	(6,111)	(12,663)	(51.7)%
Underwriting (loss) profit (a), (b)	$(3,614)	$861	—	$(5,693)	$6,873	—

(a) See "Reconciliation of Non-GAAP Measures".
(b) Underwriting results for the three and twelve months ended December 31, 2025 include gross fee income of $2.2 million and $13.4 million, respectively ($4.8 million and $21.0 million in the respective prior year periods).

-MORE-

JRVR Announces Fourth Quarter 2025 Results

Underwriting Performance Ratios

The following table provides the underwriting performance ratios of the Company's continuing operations inclusive of the business subject to retroactive reinsurance accounting. There is no economic impact to the Company over the life of a retroactive reinsurance contract so long as any additional losses subject to the contract are within the limit of the contract and the counterparty performs under the contract. Retroactive reinsurance accounting is not indicative of our current and ongoing operations. Management believes that providing loss ratios and combined ratios on business not subject to retroactive reinsurance accounting gives the users of our financial statements useful information in evaluating our current and ongoing operations.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Excess and Surplus Lines:
Loss Ratio	61.3%	118.4%	64.0%	87.6%
Impact of retroactive reinsurance	(1.5)%	30.9%	5.1%	7.3%
Loss Ratio including impact of retroactive reinsurance	59.8%	149.3%	69.1%	94.9%

Combined Ratio	86.0%	159.8%	89.4%	115.1%
Impact of retroactive reinsurance	(1.5)%	30.9%	5.1%	7.3%
Combined Ratio including impact of retroactive reinsurance	84.5%	190.7%	94.5%	122.4%

Consolidated:
Loss Ratio	64.9%	111.4%	66.4%	86.2%
Impact of retroactive reinsurance	(1.4)%	25.5%	4.8%	6.2%
Loss Ratio including impact of retroactive reinsurance	63.5%	136.9%	71.2%	92.4%

Combined Ratio	94.1%	155.1%	96.6%	117.6%
Impact of retroactive reinsurance	(1.4)%	25.5%	4.8%	6.2%
Combined Ratio including impact of retroactive reinsurance	92.7%	180.6%	101.4%	123.8%

-MORE-

JRVR Announces Fourth Quarter 2025 Results

RECONCILIATION OF NON-GAAP MEASURES

Underwriting Profit

The following table reconciles the underwriting profit by individual operating segment and for the entire Company to consolidated income from continuing operations before taxes. We believe that the disclosure of underwriting profit by individual segment and of the Company as a whole is useful to investors, analysts, rating agencies and other users of our financial information in evaluating our performance because our objective is to consistently earn underwriting profits. We evaluate the performance of our segments and allocate resources based primarily on underwriting profit. We define underwriting profit as net earned premiums and gross fee income (in specific instances when the Company is not retaining insurance risk) less losses and loss adjustment expenses on business from continuing operations not subject to retroactive reinsurance accounting and other operating expenses. Other operating expenses include the underwriting, acquisition, and insurance expenses of the operating segments and, for consolidated underwriting profit, the expenses of the Corporate and Other segment. Our definition of underwriting profit may not be comparable to that of other companies.

	Three Months Ended December 31,		Twelve Months Ended December 31,
($ in thousands)	2025	2024	2025	2024
Underwriting profit (loss) of the operating segments:
Excess and Surplus Lines	$19,674	$(52,218)	$59,472	$(77,455)
Specialty Admitted Insurance	(3,614)	861	(5,693)	6,873
Total underwriting profit (loss) of operating segments	16,060	(51,357)	53,779	(70,582)
Other operating expenses of the Corporate and Other segment	(7,413)	(6,790)	(33,493)	(34,972)
Underwriting profit (loss) (a)	8,647	(58,147)	20,286	(105,554)
Losses and loss adjustment expenses - retroactive reinsurance	2,076	(26,969)	(28,750)	(37,237)
Net investment income	20,997	21,962	83,440	93,089
Net realized and unrealized (losses) gains on investments	(1,711)	(2,803)	(2,195)	3,625
Other income (expense)	605	(521)	1,663	(14)
Interest expense	(5,968)	(5,709)	(23,538)	(24,666)
Amortization of intangible assets	(91)	(91)	(363)	(363)
Income (loss) from continuing operations before taxes	$24,555	$(72,278)	$50,543	$(71,120)

(a) Included in underwriting results for the three and twelve months ended December 31, 2025 is gross fee income of $2.2 million and $13.4 million, respectively ($4.8 million and $21.0 million in the respective prior year periods).

-MORE-

JRVR Announces Fourth Quarter 2025 Results

Adjusted Net Operating Income

We define adjusted net operating income as income available to common shareholders excluding a) income (loss) from discontinued operations, b) the impact of retroactive reinsurance accounting, c) net realized and unrealized gains (losses) on investments, d) certain non-operating expenses such as professional service fees related to certain lawsuits, various strategic initiatives, and the filing of registration statements for the offering of securities, e) severance costs associated with terminated employees, f) deemed dividends recorded with the amendment of the Series A Preferred Shares, and g) the one-time income tax benefit related to interest expense deduction in connection with the redomicile. Adjusted net operating income should not be viewed as a substitute for net income calculated in accordance with GAAP, and our definition of adjusted net operating income may not be comparable to that of other companies.

Our income (loss) available to common shareholders reconciles to our adjusted net operating income (loss) as follows:

	Three Months Ended December 31,
	2025		2024
($ in thousands)	Income Before Taxes	Net Income	Loss Before Taxes	Net Loss
Income (loss) available to common shareholders	$22,540	$30,104	$(102,924)	$(94,041)
Loss from discontinued operations	46	43	1,372	1,372
Losses and loss adjustment expenses - retroactive reinsurance	(2,076)	(1,640)	26,969	21,306
Net realized and unrealized investment losses	1,711	1,352	2,803	2,214
Other expenses	226	181	1,563	1,340
One-time tax benefit in connection with redomicile	—	(14,078)	—	—
Series A deemed dividends	—	—	27,006	27,006
Adjusted net operating income (loss)	$22,447	$15,962	$(43,211)	$(40,803)

	Twelve Months Ended December 31,
	2025		2024
($ in thousands)	Income Before Taxes	Net Income	Loss Before Taxes	Net Loss
Income (loss) available to common shareholders	$40,274	$39,551	$(125,903)	$(118,269)
Loss from discontinued operations	2,393	2,390	17,634	17,634
Losses and loss adjustment expenses - retroactive reinsurance	28,750	22,713	37,237	29,418
Net realized and unrealized investment losses (gains)	2,195	1,734	(3,625)	(2,865)
Other expenses	1,986	1,830	6,145	5,573
One-time tax benefit in connection with redomicile	—	(14,078)	—	—
Series A deemed dividends	—	—	27,006	27,006
Adjusted net operating income (loss)	$75,598	$54,140	$(41,506)	$(41,503)

-MORE-

JRVR Announces Fourth Quarter 2025 Results

Tangible Equity (per Share) and Tangible Common Equity (per Share)

We define tangible equity as shareholders' equity plus mezzanine Series A Preferred Shares and the deferred retroactive reinsurance gain less goodwill and intangible assets, net of amortization. Tangible equity per share represents tangible equity divided by the sum of total shares of common stock outstanding plus the shares of common stock resulting from an assumed conversion of the outstanding Series A Preferred Shares into common stock (at the conversion price effective as of the last day of the applicable period). We define tangible common equity as tangible equity less mezzanine Series A Preferred Shares and tangible common equity per share represents tangible common equity divided by the total shares of common stock outstanding. Our definitions of tangible equity, tangible equity per share, tangible common equity and tangible common equity per share may not be comparable to that of other companies, and they should not be viewed as a substitute for shareholders' equity and shareholders' equity per share calculated in accordance with GAAP. We use tangible equity and tangible common equity internally to evaluate the strength of our balance sheet and to compare returns relative to this measure. The following table reconciles shareholders' equity to tangible equity and tangible common equity for December 31, 2025, September 30, 2025, December 31, 2024, and September 30, 2024.

	December 31, 2025	September 30, 2025	December 31, 2024	September 30, 2024
($ in thousands, except for share data)
Shareholders' equity	$538,153	$503,638	$460,915	$530,347
Plus: Series A redeemable preferred shares	133,115	133,115	133,115	144,898
Plus: Deferred reinsurance gain	86,720	88,796	57,970	31,001
Less: Goodwill and intangible assets	213,918	214,009	214,281	214,372
Tangible equity	$544,070	$511,540	$437,719	$491,874
Less: Series A redeemable preferred shares	133,115	133,115	133,115	144,898
Tangible common equity	$410,955	$378,425	$304,604	$346,976

Common shares outstanding	45,968,584	45,936,898	45,644,318	37,829,475
Common shares from assumed conversion of Series A preferred shares	13,521,634	13,521,634	13,521,634	6,848,763
Common shares outstanding after assumed conversion of Series A preferred shares	59,490,218	59,458,532	59,165,952	44,678,238

Equity per share:
Shareholders' equity	$11.71	$10.96	$10.10	$14.02
Tangible equity	$9.15	$8.60	$7.40	$11.01
Tangible common equity	$8.94	$8.24	$6.67	$9.17

-END-